UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

American Petroleum Tankers Parent LLC

(Exact name of registrant as specified in charter)

Delaware	333-171331	90-0587372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 W. Germantown Pike, Suite 400,

Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 940-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2011, American Petroleum Tankers LLC (“APT”) entered into an amendment (the “Amendment”) with the Military Sealift Command, Department of the U.S. Navy (“MSC”), amending the Solicitation, Offer and Award, dated August 31, 2006, by and among MSC and APT (as successor in interest to USS Product Carriers LLC), as amended (the “MSC Charter”) .

The Amendment requires MSC to pay APT cancellation costs if MSC fails to exercise the second, third or fourth option periods or terminates for convenience during any such option period. The Amendment also provides that MSC will pay APT a decreased charter hire during the second, third and fourth option periods. APT believes this will give further incentive to MSC to exercise each of the remaining MSC Charter option periods.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment of Solicitation/Modification of Contract, dated as of December 19, 2011 American Petroleum Tankers LLC and Military Sealift Command

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Petroleum Tankers Parent LLC

Date: December 23, 2011	/s/ Robert K. Kurz
Robert K. Kurz
Chief Executive Officer